                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "EMPLOYMENT
AGREEMENT") is made this 28th day of June, 2004 by and between Ames True Temper,
Inc., a Delaware corporation (the "COMPANY"), and Duane R. Greenly
("EXECUTIVE").

         WHEREAS, the Company and its subsidiaries are engaged in the business of (i) manufacturing, marketing and distributing long-handled tools, wheelbarrows, hose reels, striking tools, pruning implements, pots and planters, snow tools, lawn carts, repair handles, garden hoses, and decorative accessories for the lawn and garden, and (ii) conducting such other activities as are undertaken from time to time by the Company and each of its Affiliates, as defined in SECTION 9(F), as a result of future acquisitions, or otherwise;

         WHEREAS, Executive entered into that certain Employment Agreement amended and restated as of February 28, 2002 (the "OLD EMPLOYMENT AGREEMENT")
with the Company;

         WHEREAS, the Company desires to continue to employ Executive, and
Executive desires to continue to be employed by the Company, as the COO of the
Company, in accordance with the terms and conditions set forth herein; and

         WHEREAS, the Company and Executive each desire that the Old Employment
Agreement be amended and restated in its entirety as set forth in this
Employment Agreement and that this Employment Agreement supercede the Old
Employment Agreement, and all other agreements with respect to the subject matter hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Employment Agreement, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to continue to employ
Executive as COO of the Company, and Executive hereby agrees to accept such employment and agrees to act as COO of the Company, all in accordance with the terms and conditions of this Employment Agreement. Executive hereby represents and warrants that neither Executive's entry into this Employment Agreement nor
Executive's performance of Executive's obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation of any nature to which Executive is a party or by which
Executive is bound, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement entered into by
Executive.

         2. TERM OF EMPLOYMENT AND AUTOMATIC RENEWAL. The term of Executive's employment under this Employment Agreement will commence on the date of this
Employment Agreement and will continue until the third (3rd) anniversary of the date of this Employment Agreement (the "INITIAL EMPLOYMENT PERIOD"). THE INITIAL
EMPLOYMENT PERIOD AND ANY RENEWAL EMPLOYMENT PERIOD (AS DEFINED HEREIN) SHALL
AUTOMATICALLY BE RENEWED AND EXTENDED ON THE SAME TERMS AND CONDITIONS CONTAINED
HEREIN FOR CONSECUTIVE ONE-YEAR PERIODS (EACH, A "RENEWAL EMPLOYMENT PERIOD"),
UNLESS NOT LATER THAN SIXTY (60) DAYS PRIOR TO THE END OF THE INITIAL EMPLOYMENT
PERIOD

OR ANY RENEWAL EMPLOYMENT PERIOD, AS THE CASE MAY BE, EITHER PARTY SHALL GIVE
WRITTEN NOTICE TO THE OTHER PARTY OF ITS ELECTION TO TERMINATE THIS EMPLOYMENT
AGREEMENT. The Initial Employment Period and the Renewal Employment Periods are
hereinafter referred to as the "EMPLOYMENT PERIOD." For purposes of this
Employment Agreement, any notice of termination electing not to renew this
Employment Agreement pursuant to this SECTION 2 shall be deemed: (i) a termination without Due Cause pursuant to SECTION 9(D) if such notice is delivered by the Company; or (ii) a voluntary resignation without Good Reason pursuant to SECTION 9(E) if such notice is delivered by Executive.
Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to SECTION 9 below.

         3. POSITION AND RESPONSIBILITIES. Executive shall report to and be subject to the direction of the CEO of the Company. Executive shall perform and discharge such duties and responsibilities for the Company as the CEO may from time to time reasonably assign Executive. Executive understands and acknowledges that such duties shall be subject to revision and modification by the Chief
Executive Officer and/or the Board of Advisors (the "Board") of CHATT Holdings
LLC ("CHATT"), as appropriate, upon reasonable notice to Executive. During the
Employment Period, Executive shall devote Executive's full business time, attention, skill and efforts to the faithful performance of Executive's duties herein, and shall perform the duties and carry out the responsibilities assigned to Executive, to the best of Executive's ability, in a diligent, trustworthy and businesslike manner for the purpose of advancing the Company. Executive acknowledges that Executive's duties and responsibilities will require
Executive's full-time business efforts and agrees that during the Employment
Period, Executive will not engage in any outside business activities that conflict with the Executive's obligations under this Employment Agreement.

         4.       COMPENSATION.

                  (a) Base Salary. During the Employment Period, the Company
shall pay to Executive a minimum base salary at the rate of $241,020 per year
(the "BASE SALARY"), less applicable tax withholding, subject to increase from time to time, solely at the Company's discretion, payable at the Company's regular employee payroll intervals. Executive's performance shall be reviewed annually and the Base Salary may be increased at the Company's sole discretion.

                  (b) Discretionary Bonus. During the Employment Period,
Executive shall be eligible to receive a cash bonus based upon the achievement of certain budgeted performance goals pursuant to a program approved by the
Board; provided, that, notwithstanding the foregoing, for fiscal year 2004,
Executive shall be eligible to receive a cash bonus based upon budgeted performance goals which are substantially similar to the goals approved by the
Company prior to such fiscal year. Executive shall also be eligible to receive additional bonuses, in such amounts, if any, as determined by the Board in its sole discretion based upon the achievement of performance goals and objectives approved by the Board.

                  (c) Stock. Pursuant to that Subscription Agreement (the
"SUBSCRIPTION AGREEMENT") entered into between CHATT and Executive, Executive purchased certain Class B units of CHATT, which Class B units shall be subject to certain vesting, repurchase and other obligations and restrictions set forth in the Subscription Agreement.

         5. BENEFIT PLANS. During the Employment Period, Executive will be entitled to receive traditional employment benefits comparable to (i) those benefits provided to other senior executive officers of the Company (subject to any applicable waiting periods, eligibility requirements, or other restrictions), which may include insurance (medical, dental, life, disability, directors and officers, etc.), retirement plans, and profit sharing plans; and
(ii) the benefits provided to the Executive immediately prior to the Effective
Date. Notwithstanding the foregoing, the Company may, at any time or from time to time, amend, modify, suspend or terminate any benefit plan or program contemplated hereunder in this Section 5 for any reason and without the
Executive's prior written; provided that such amendment, modification, suspension or termination does not disproportionately impact the Executive as compared to the other participants under such plan or program.

         6. EXPENSES. The Company, in accordance with policies and practices established by the Board from time to time, will pay or reimburse Executive for all expenses (including travel and cell phone expenses) reasonably incurred by
Executive during the Employment Period in connection with the performance of
Executive's duties under this Employment Agreement, provided that Executive shall provide to the Company documentation or evidence of expenses for which
Executive seeks reimbursement in accordance with the policies and procedures established by the Board from time to time.

         7. VACATION. Executive shall be entitled to vacation at the rate of 4 weeks per year in accordance with the Company's vacation policy. Executive shall make good faith efforts to schedule vacations so as to least conflict with the conduct of the Company's business and will give the Company adequate advance notice of Executive's planned absences. Up to half of Executive's unused vacation time may be carried over to subsequent years; provided, however, that in no event shall Executive be entitled to greater than 6 weeks vacation per year.

         8. CONFIDENTIALITY, INVENTIONS, NON-COMPETITION AND NON-SOLICITATION
AGREEMENT. As of the date hereof, Executive shall have entered into a confidentiality, inventions, non-competition and non-solicitation agreement, in the form of EXHIBIT A attached hereto and made a part hereof (the
"CONFIDENTIALITY, INVENTIONS, NON-COMPETITION AND NON-SOLICITATION AGREEMENT").

         9.       TERMINATION.

                  (a) Death. The Employment Period will terminate immediately upon the death of Executive. If the Employment Period is terminated pursuant to this SECTION 9(A), the Company shall have no further obligation to Executive (or the Executive's estate) except for salary and benefits accrued through the date of termination, and except as otherwise described in the Subscription Agreement.

                  (b) Due Cause. The Company may terminate the Employment Period immediately upon written notice to Executive for a material breach of this
Employment Agreement by Executive. The following events constitute the exclusive list of events that will be deemed a material breach of this Employment
Agreement (each of which shall constitute "DUE CAUSE"):

                  (i)    Executive's material breach of any of Executive's
                         obligations under the Confidentiality, Inventions,
                         Non-Competition and Non-Solicitation

                         Agreement; this Employment Agreement; the Subscription
                         Agreement; the Amended and Restated Unitholders
                         Agreement of CHATT, dated as of June 28, 2004, as in
                         effect from time to time (the "Unitholders Agreement");
                         or the Limited Liability Company Agreement of CHATT,
                         dated as of June 28, 2004, by and among the parties
                         thereto, as in effect from time to time (the "LLC
                         Agreement"); or

                  (ii)   Executive's continued and deliberate neglect of,
                         willful misconduct in connection with the performance
                         of, or refusal to perform Executive's duties in
                         accordance with SECTION 3 of this Employment Agreement,
                         which, in the case of neglect or failure to perform,
                         has not been cured within thirty (30) days after
                         Executive has been provided notice of the same; or

                  (iii)  Executive's engagement in any conduct which injures the integrity, character, financial position or financial
                         performance of the business or reputation of the
                         Company or which impugns Executive's own integrity,
                         character or reputation so as to cause Executive to be
                         unfit to act in the capacity of COO of the Company; or

                  (iv)   the Board's good faith determination that Executive has
                         committed an act or acts constituting a felony, or
                         other act involving dishonesty, disloyalty or fraud
                         against the Company.

         If the Employment Period is terminated pursuant to this SECTION 9(B), the Company shall have no further obligation to Executive except for salary and benefits accrued through the date of termination, and except as otherwise described in the Subscription Agreement.

                  (c) Permanent Disability. The Company may terminate the
Employment Period upon the Permanent Disability (as defined below) of the
Executive. If the Employment Period is terminated pursuant to this SECTION 9(C), then Executive will be entitled to receive the Executive's salary and benefits accrued through the date of termination and such benefits, if any, as may be provided Executive pursuant to the Company's disability insurance policy. Except as set forth in the immediately preceding sentence and as otherwise described in the Subscription Agreement, if the Employment Period is terminated pursuant to this SECTION 9(C), the Company shall have no further obligation to Executive.
For purposes of this Employment Agreement, the term "PERMANENT DISABILITY" shall mean that, pursuant to applicable law, Executive is unable to perform, with or without reasonable accommodation, by reason of physical or mental incapacity, the essential functions of the Executive's position for one hundred fifty (150)
or more days in any one hundred eighty (180) day period. The Board shall determine, according to the facts then available, whether and when a Permanent
Disability has occurred. Such determination shall not be arbitrary or unreasonable.

                  (d) Termination by the Company without Due Cause. The Company may terminate the Employment Period without Due Cause upon thirty (30) days'
prior written notice. If the Employment Period is terminated pursuant to this
SECTION 9(D), then Executive will be entitled to receive as severance pay the
Executive's Base Salary plus benefits (at the same cost to the Executive as in effect immediately prior to such termination of employment) for a period of twenty-four (24) months, payable at the Company's regular payroll intervals.
Notwithstanding

the above, Executive shall receive such amounts only if Executive is not in material breach of any of the provisions of the Confidentiality, Inventions,
Non-Competition and Non-Solicitation Agreement. Except as set forth in the first sentence of this SECTION 9(D) and as otherwise described in the Subscription
Agreement, if the Employment Period is terminated pursuant to this SECTION 9(D), the Company shall have no further obligation to Executive.

                  (e) Voluntary Resignation by Executive. Executive may
terminate the Employment Period at any time for any reason upon thirty (30)
days' prior written notice. If the Employment Period is terminated pursuant to this SECTION 9(E), the Company shall have no further obligation to Executive except for salary and benefits accrued through the date of termination, and except as otherwise described in SECTION 4(C) of this Employment Agreement;
provided, however, that if Executive is terminating the Employment Period for
Good Reason (as defined below), then Executive will be entitled to receive as severance pay the Executive's Base Salary plus benefits (at the same cost to the
Executive as in effect immediately prior to such termination of employment) for a period of twenty-four (24) months, payable at the Company's regular payroll intervals. Notwithstanding the above, Executive shall receive such amounts only if Executive is not in material breach of any of the provisions of the
Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement. The
following events will be deemed "GOOD REASON" for which Executive may terminate the Employment Period and receive the severance payments set forth in this
SECTION 9(E):

                  (i)    a material diminution of the Executive's
                         responsibilities after notice to the Company and a
                         thirty (30) day opportunity to cure; or

                  (ii)   any material breach of this Employment Agreement on the
                         part of the Company (including, but not limited to, any
                         decrease in the Base Salary without the consent of the
                         Executive or relocation of Executive's place of
                         employment to a location that is greater than fifty
                         (50) miles from the Harrisburg, Pennsylvania
                         metropolitan area), after notice to the Board, and a
                         thirty (30) day opportunity to cure; provided, however,
                         that Executive is not in material breach of any of the
                         terms of this Employment Agreement.

                  (f) General Release. The receipt of any severance payment as set forth in SECTIONS 9(C)-(E) above shall be contingent upon Executive's execution of a general release of all claims against the Company and its
Affiliates (as defined below), substantially in the form attached hereto as
EXHIBIT B. For purposes of this Employment Agreement, the term "AFFILIATES"
means all persons or entities that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the
Company, all companies or entities in which the Company owns an equity interest, and all predecessors, successors and assigns of such affiliates.

                  (g) Mitigation. Notwithstanding anything herein to the
contrary, to the extent Executive obtains employment at any time during the entire twenty-four (24) months of the severance period, the Company's severance obligations under this Employment Agreement, including, without limitation, the continuation of Executive's benefits hereunder, shall be reduced by the amount of any compensation or benefits received (or accrued) by the Executive, including without limitation any equity or other incentive compensation and any bonus, under such new employment arrangement. Executive agrees that if Executive accepts other employment at any time during the entire twenty-four (24) months of the severance period,

Executive shall notify the Company in writing within two (2) business days of such acceptance. Executive acknowledges that the Executive's failure to abide by this provision shall entitle the Company to recoup all severance pay previously paid to Executive pursuant to this Employment Agreement.

                  (h) Survival. Termination of the Employment Period in
accordance with this SECTION 11, or expiration of the Employment Period, will not affect the provisions of this Employment Agreement that survive such termination, including without limitation, the provisions in the
Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement and
will not limit either party's ability to pursue remedies at law or equity.

         10. ATTORNEY'S FEES. If either party prevails in a legal action to enforce or protect its rights under this Employment Agreement, then that party shall be entitled to recover reasonable attorneys' fees, costs, and expenses, in addition to all other relief, including but not limited to damages and injunctive relief. The Company shall reimburse the Executive for the Executive's reasonable attorneys fees and costs incurred with respect to the negotiation and execution of (a) the amendment and restatement of this Agreement; (b) the
Subscription Agreement; (c) the Amended and Restated Operating Agreement of
CHATT; (d) the Amended and Restated Unitholders Agreement of CHATT; and (e) the
Registration Rights Agreement by and among CHATT, Castle Harlan Partners IV,
L.P. and each executive or employee signatory thereto.

         11. EXECUTIVE ASSISTANCE. Both during and for two years after
Executive's employment with the Company, Executive shall, upon reasonable notice, furnish the Company with such information as may be in Executive's possession or control, and cooperate with the Company, as the Company may reasonably request (with due consideration to Executive's business activities and obligations after the Employment Period), in connection with any litigation, claim, or other dispute in which the Company or any of its Affiliates is or may become a party. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in fulfilling Executive's obligations under this SECTION 11. In addition, to the extent that the Executive provides such assistance at any time after six months from the date that
Executive's employment with the Company has terminated, and Executive is required to be absent from employment for one or more days in order to provide such assistance, the Company shall pay the Executive for each such day an amount equal to the daily rate of the Executive's Base Salary as in effect as of the date of termination.

         12. EFFECT OF PRIOR AGREEMENTS. This Employment Agreement, the
Subscription Agreement, the Confidentiality, Inventions, Non-Competition and
Non-Solicitation Agreement, the Unitholders Agreement and the LLC Agreement
contain the entire understanding among the Company, CHATT and Executive relating to the subject matter hereof and supersede any prior employment agreement between Executive, ATT Holding Co., and the Company, including, without limitation, the Old Employment Agreement, or other agreement relating to the subject matter hereof between ATT Holding Co., the Company and Executive.

         13. MODIFICATION AND WAIVER. This Employment Agreement may not be
modified or amended, nor may any provisions of this Employment Agreement be waived, except by an instrument in writing signed by the parties. No written waiver will be deemed to be a continuing waiver unless specifically stated
therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         14. SEVERABILITY. If, for any reason, any provision of this Employment
Agreement is held invalid, such invalidity will not affect any other provision of this Employment Agreement, and each provision will to the full extent consistent with law continue in full force and effect. If any provision of this
Employment Agreement is held invalid in part, such invalidity will in no way affect the rest of such provision, and the rest of such provision, together with all other provisions of this Employment Agreement, will, to the full extent consistent with law, continue in full force and effect.

         15. NOTICES. Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Employment Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

                  If to the Company:

                           Ames True Temper, Inc.
                           c/o Castle Harlan, Inc.
                           150 East 58th Street
                           New York, New York 10155
                           Attn: Justin Wender
                           Fax: (212) 207-8042

                  With a copy to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attn.: Marc Weingarten, Esq.
                           Fax: (212) 593-5955

                  If to Executive:

                           Duane R. Greenly

         Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this SECTION 15.

         16. THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Employment Agreement and their respective permitted successors and assigns, any rights or

remedies under or by reason of this Employment Agreement.

         17. HEADINGS. The headings and other captions in this Employment
Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Employment Agreement.

         18. GOVERNING LAW; ARBITRATION. This Employment Agreement has been executed in the State of Pennsylvania, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles. Except for disputes arising out of an alleged violation of the covenants set forth in the Confidentiality,
Inventions, Non-Competition and Non-Solicitation Agreement, any controversy or claim arising out of or relating to any provision of this Employment Agreement or any other document or agreement referred to herein shall be resolved by arbitration. The arbitration process shall be instigated by either party giving written notice to the other of the desire for arbitration and the factual allegations underlying the basis for the dispute. The arbitration shall be conducted by such alternative dispute resolution service as is agreed to by the parties, or, failing such agreement within thirty (30) days after such dispute arises, by arbitrators selected as described below in accordance with the rules and procedures established by the American Arbitration Association. Only a person who is a practicing lawyer admitted to a state bar may serve as an arbitrator. Each party shall select one arbitrator, and those arbitrators shall choose a third arbitrator; these arbitrators shall constitute the panel. The
American Arbitration Association rules for employment arbitration shall control any discovery conducted in connection with the arbitration. The expenses of arbitration (other than attorneys' fees) shall be shared as determined by arbitration. Each side to the claim or controversy shall pay their own attorneys' fees. Any result reached by the panel shall be binding on all parties to the arbitration, and no appeal may be taken. It is agreed that any party to any award rendered in such arbitration proceeding may seek a judgment upon the award and that judgment may be entered thereon by any court having jurisdiction.
The arbitration shall be conducted in the State of Pennsylvania.

         19. NON-ASSIGNABILITV/BINDING EFFECT. This Employment Agreement shall not be assignable by either party without the prior written consent of the other party. This Employment Agreement will be binding upon and inure to the benefit of Executive, the Company, and their respective successors and permitted assigns.

         20. NO STRICT CONSTRUCTION. The language used in this Employment
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

        [Remainder of Page Intentionally Blank; Signature Page to Follow]

         IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized officer and Executive has signed this
Employment Agreement, as of the date first above written.

                                   AMES TRUE TEMPER, INC.

                                   By:      /s/ Judy S. Schuchart
                                          --------------------------------------
                                   Its:    Chief Financial Officer
                                          --------------------------------------

                                   EXECUTIVE

                                     /s/ Duane R. Greenly
                                   ---------------------------------------------

                                    EXHIBIT A

                          CONFIDENTIALITY, INVENTIONS,
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

         This Confidentiality, Inventions, Non-Competition and Non-Solicitation
Agreement (the "Agreement") is entered into this ___ day of _________ 2004 by and between CHATT Holdings LLC, its successors or assigns (the "Company") and
__________ (the "Executive"). This Agreement sets forth the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings concerning the subject matter hereof. In consideration of employment by the Company and/or its Affiliates (as defined in
Section 2(b) below) of Executive, which Executive acknowledges to be good and valuable consideration for the Executive's obligations hereunder, the Company and Executive agree as follows:

1.       The Business.

                  Executive acknowledges that the Company and its Affiliates are engaged in the business of (i) manufacturing, marketing and distributing long-handled tools, wheelbarrows, hose reels, striking tools, pruning implements, pots and planters, snow tools, lawn carts, repair handles, garden hoses, and
                  decorative accessories for the lawn and garden, and (ii)
                  conducting such other activities as are undertaken (or are proposed or contemplated to be undertaken) from time to time by the Company and each of its Affiliates as a result of
                  future acquisitions or otherwise (collectively, the
                  "Business").

2.       Confidential Information.

         (a)      Executive acknowledges that the Confidential Information (as defined below) constitutes a protectible business interest of the Company and its Affiliates, and covenants and agrees that at all times during the period of Executive's employment, and at all times after termination of such employment, Executive will not, directly or indirectly, disclose, furnish, make
                  available or utilize any Confidential Information other than in the course of performing duties as an employee of the
                  Company and/or its Affiliates. Executive will abide by Company policies and rules as may be established from time to time by it for the protection of its Confidential Information.
                  Executive agrees that in the course of employment with the
                  Company, Executive will not bring to the Company's offices or use, disclose to the Company, or induce the Company to use, any confidential information or documents belonging to others.
                  Executive's obligations under this Section 2(a) with respect to Confidential Information will survive termination of
                  Executive's employment with the Company, and will terminate only at such time (if any) as the Confidential Information in question becomes generally known to the public other than
                  through a breach of Executive's obligations under this
                  Agreement.

                                      A-1

         (b)      As used in this Agreement, the term "Confidential Information"
                  means any and all confidential, proprietary or trade secret information, whether disclosed, directly or indirectly,
                  verbally, in writing or by any other means in tangible or
                  intangible form, including that which is conceived or
                  developed by Executive, applicable to or in any way related to: (i) the present or future business of the Company or any of its Affiliates (as defined below); (ii) the research and development of the Company or any of its Affiliates; or (iii)
                  the business of any client, vendor, supplier or distributor of the Company or any of its Affiliates. Such Confidential
                  Information includes the following property or information of the Company and its Affiliates, by way of example and without limitation, trade secrets, processes, formulas, data, program documentation, customer lists, designs, drawings, algorithms, source code, object code, know-how, improvements, inventions, licenses, techniques, all plans or strategies for marketing, development and pricing, business plans, financial statements, profit margins and all information concerning existing or
                  potential clients, suppliers or vendors. Confidential
                  Information also means all similar information disclosed to the Company or any Affiliate by third parties which is subject to confidentiality obligations. The term "Affiliates" means
                  (i) all persons or entities controlling, controlled by or
                  under common control with the Company, (ii) all companies or entities in which the Company owns an equity interest and
                  (iii) all predecessors, successors and assigns of the those
                  Affiliates identified in (i) and (ii).

3.       Return of Materials.

                  Upon termination of employment with the Company, and
                  regardless of the reason for such termination, Executive will leave with, or promptly return to, the Company all documents, records, notebooks, magnetic tapes, disks or other materials, including all copies, in Executive's possession or control which contain Confidential Information or any other
                  information concerning the Company, any of its Affiliates or any of their respective products, services or clients, whether prepared by the Executive or others. Notwithstanding the
                  foregoing, Executive shall be entitled to retain the
                  Executive's personal effects provided any Confidential
                  Information is removed therefrom.

4.       Inventions as Sole Property of the Company.

         (a)      Executive covenants and agrees that all Inventions (as defined below) shall be the sole and exclusive property of the
                  Company.

         (b)      As used in this Agreement, the term "Inventions" means any and all inventions, developments, discoveries, improvements, works of authorship, concepts or ideas, or expressions thereof,
                  whether or not subject to patents, copyright, trademark, trade secret protection or other intellectual property right
                  protection (in the United States or elsewhere), and whether or not reduced to practice, conceived or developed by Executive while employed with the Company and/or any Affiliate of the
                  Company or within one (1) year following termination of such employment which relate to or result from the actual or
                  anticipated business, work, research or

                                      A-2

                  investigation of the Company or any of its Affiliates or which are suggested by or result from any task assigned to or
                  performed by Executive for the Company or any of its
                  Affiliates.

         (c)      Executive acknowledges that all original works of authorship which are made by the Executive (solely or jointly) are works made for hire under the United States Copyright Act (17
                  U.S.C., et seq.).

         (d)      Executive agrees to promptly disclose to the Company all
                  Inventions, all original works of authorship and all work
                  product relating thereto. This disclosure will include
                  complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes,
                  flow-charts, diagrams, test data, reports, samples and other tangible evidence or results (collectively, "Tangible
                  Embodiments") of such Inventions, works of authorship and work product. All Tangible Embodiments of any Invention, work of authorship or work product related thereto will be deemed to have been assigned to the Company as a result of the act of expressing any Invention or work of authorship therein.

         (e)      Executive hereby assigns to the Company (together with the right to prosecute or sue for infringements or other
                  violations of the same) the entire worldwide right, title and interest to any such Inventions or works made for hire, and
                  Executive agrees to perform, during and after employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in registering,
                  recording, obtaining, maintaining, defending, enforcing and assigning Inventions or works made for hire in any and all countries. Executive hereby irrevocably designates and
                  appoints the Company and its duly authorized officers and
                  agents as Executive's agents and attorneys-in-fact to act for and on Executive's behalf and instead of Executive, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Executive; this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.

         (f)      Without limiting the generality of any other provision of this
                  Section 4, Executive hereby authorizes the Company and each of its Affiliates (and their respective successors) to make any desired changes to any part of any Invention, to combine it with other materials in any manner desired, and to withhold
                  Executive's identity in connection with any distribution or use thereof alone or in combination with other materials.

         (g)      This Agreement does not apply to any invention for which no equipment, supplies, facility or trade secret information of the Company or any Affiliate was used and which was developed entirely on Executive's own time, unless (1) the invention relates (a) to the business of the Company or any Affiliate or
                  (b) to the Company's or any Affiliate's actual demonstrably anticipated research or development; or (2) the invention
                  results from any work performed by Executive for the Company or any Affiliate.

                                      A-3

         (h)      The obligations of Executive set forth in this Section 4
                  (including, but not limited to, the assignment obligations)
                  will continue beyond the termination of Executive's employment with respect to Inventions conceived or made by Executive
                  alone or in concert with others during Executive's employment with the Company and during the one (1) year thereafter,
                  whether pursuant to this Agreement or otherwise. These
                  obligations will be binding upon Executive and Executive's executors, administrators and other representatives.

5.       List of Prior Inventions.

                  All Inventions which Executive has made prior to employment by the Company or any Affiliate (including without limitation
                  Ames True Temper, Inc.) are excluded from the scope of this
                  Agreement. As a matter of record, Executive has set forth on
                  Annex I hereto a complete list of those Inventions which might relate to the Company's Business and which have been made by
                  Executive prior to employment with the Company. Executive
                  represents that such list is complete. If no list is attached,
                  Executive represents that there are no prior Inventions.

6.       Non-Competition.

         (a)      Executive acknowledges that: (i) the Company and its
                  Affiliates are and will be engaged in the Business during the term of the Executive's employment and thereafter; (ii) the
                  Company and its Affiliates are and will be actively engaged in the Business throughout the world; (iii) Executive is one of a limited number of persons who will be developing the Business;
                  (iv) Executive has and will continue to occupy a position of trust and confidence with the Company after the date hereof and during the term of the Executive's employment Executive will become familiar with the Company's (and its Affiliates')
                  trade secrets and with other proprietary and confidential
                  information concerning the Company (and its Affiliates) and the Business; (v) the agreements and covenants contained in this Agreement are essential to protect the Company, its
                  Affiliates and the goodwill of the Business and are a
                  condition precedent to the sale by the Company to Executive of certain Common Units, pursuant to the Subscription Agreement between the parties, dated as of the date hereof, and the
                  participation in the exchange of equity held by Executive for strips of common and preferred units of the Company pursuant to the Equity Term Sheet, dated June 1, 2004; (vi) Executive's employment with the Company and/or its Affiliates has special, unique and extraordinary value to the Company and its
                  Affiliates and the Company would be irreparably damaged if
                  Executive were to provide services to any person or entity in violation of the provisions of this Section 6; and (vii)
                  Executive has means to support Executive and Executive's
                  dependents other than by engaging in the Business, and the provisions of this Section 6 will not impair such ability.

         (b)      Executive will not, during the Restricted Period (as defined below), anywhere in the world (the "Restricted Territory"), directly or indirectly (whether as an owner, partner,
                  shareholder, agent, officer, director, employee, independent contractor,

                                      A-4

                  consultant, or otherwise) own, operate, manage, control,
                  invest in, perform services for, or engage or participate in any manner in, or render services to (alone or in association with any person or entity) or otherwise assist any person or entity that engages in, or owns, invests in, operates, manages or controls any venture or enterprise that engages in, the
                  Business. The term "Restricted Period" means the period of time from the date of the closing of the purchase and sale of shares, pursuant to the Stock Purchase Agreement by and among
                  ATT Holding Co., the Shareholders of ATT Holding Co., the
                  Warrantholders of ATT Holding Co., Wind Point Investors V,
                  L.P., CHATT Holdings, Inc., and the Company, dated June 1,
                  2004, until two (2) years after the termination for any reason of Executive's employment relationship with the Company and/or any Affiliate or any successor thereto (including any
                  termination based on non-renewal of any employment agreement or arrangement). The Restricted Period shall be extended for a period equal to any time period that Executive is in violation of this Section 6. Nothing contained in this Section 6 shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if
                  Executive is not involved in the business of said corporation and if Executive and Executive's associates (as such term is defined in Regulation 14(A) promulgated under the Securities
                  Exchange Act of 1934, as in effect on the date hereof),
                  collectively, do not own more than an aggregate of one percent
                  (1%) of the stock of such corporation.

         (c)      Scope/Severability. The parties acknowledge that the business of the Company and its Affiliates is and will be national and international in scope and thus the covenants in this Section
                  6 would be ineffective if the covenants were to be limited to a particular geographic area. If any court of competent
                  jurisdiction at any time deems the Restricted Period
                  unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in this Section 6 not fully enforceable, the other provisions of this Section 6, and this Agreement in general, will nevertheless stand and, to the full extent consistent with law, continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the
                  extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent
                  (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 6(b), and the Restricted
                  Territory be deemed to comprise the largest territory
                  permissible by law under the circumstances but not in excess of the territory provided for in Section 6(b)).

                                      A-5

7.       Non-Solicitation.

                  (a)      Executive will not, during the Restricted Period,
                           directly or indirectly (whether as an owner, partner,
                           shareholder, agent, officer, director, employee,
                           independent contractor, consultant, or otherwise)
                           with or through any individual or entity:

                           i. employ, engage or explicitly solicit for
                  employment any individual who is, or was at any time during the twelve-month period immediately prior to the termination of Executive's employment with the Company and/or any
                  Affiliate for any reason, an employee of the Company or any of its Affiliates or otherwise seek to adversely influence or alter such individual's relationship with the Company or any of its Affiliates; or

                           ii. solicit or encourage any individual or entity
                  that is, or was during the twelve-month period immediately prior to the termination of Executive's employment with the
                  Company or any Affiliate for any reason, a customer, supplier or vendor of the Company or any Affiliate to terminate or
                  otherwise alter his, her or its relationship with the Company or any Affiliate.

                  (b)   The Restricted Period shall be extended for a period
                        equal to any time period that Executive is in violation
                        of this Section 7.

8.       Equitable Remedies.

                  Executive acknowledges and agrees that the agreements and
                  covenants set forth in this Agreement are reasonable and
                  necessary for the protection of the Company's and its
                  Affiliates' business interests, that irreparable injury will result to the Company and its Affiliates if Executive breaches any of the terms of said covenants, and that in the event of
                  Executive's actual or threatened breach of any such covenants, the Company and its Affiliates will have no adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach by Executive of any of said
                  covenants, the Company and its Affiliates will be entitled to immediate injunctive and other equitable relief, without
                  posting bond or other security and without the necessity of showing actual monetary damages. Nothing in this Section 8 will be construed as prohibiting the Company or any Affiliate from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of any damages that they are able to prove.

9.       Breach.

         (a)      Executive's breach of any of the Executive's obligations under this Agreement will be deemed a material breach of any
                  employment agreement or arrangement Executive has with the
                  Company or any of its Affiliates and will constitute cause or due cause or the like for termination by the Company and/or its Affiliates, as appropriate.

                                      A-6

         (b)      In the event that the Company and/or its Affiliates, as
                  appropriate, terminates Executive without cause or due cause or the like or Executive voluntarily resigns, Executive will receive severance payments, to the extent entitled under any employment agreement or arrangement, only if Executive is not in breach of any of the provisions in this Agreement.

10.      No Right to Employment.

                  No provision of this Agreement shall give Executive any right to continue in the employ of the Company or any of its
                  Affiliates, create any inference as to the length of
                  employment of Executive, affect the right of the Company or its Affiliates to terminate the employment of Executive, with or without cause, or give Executive any right to participate in any welfare or benefit plan or other program of the Company or any of its Affiliates.

11.      Modification and Waiver.

                  This Agreement may not be modified or amended or terminated except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

12.      Severability.

                  Executive acknowledges that the agreements and covenants
                  contained in this Agreement are essential to protect the
                  Company and its Affiliates and their goodwill. Each of the covenants in this Agreement will be construed as independent of any other covenants or other provisions of this Agreement.
                  It is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed
                  necessary by the court to render them reasonable and
                  enforceable and that the court enforce them to such extent.

13.      Notices.

                  Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given
                  (a) when delivered by hand; (b) when sent by telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested;
                  (c) three (3) days after sent by certified mail, return
                  receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

                                      A-7

         If to the Company:

                  CHATT Holdings LLC
                  c/o Castle Harlan, Inc.
                  150 East 58th Street
                  New York, New York 10155
                  Attn: Justin Wender
                  Fax: (212) 207-8042

         With a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attn.: Marc Weingarten, Esq.
                  Fax: (212) 593-5955

         If to Executive:

                  Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 13.

14.      Headings.

                  The headings and other captions in this Agreement are
                  included solely for convenience of reference and will not
                  control the meaning and interpretation of any provision of this Agreement.

15.      Governing Law.

                  This Agreement has been executed in the State of Pennsylvania, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with
                  respect to conflicts of laws principles.

16.      Binding Effect.

                  This Agreement will be binding, upon and inure to the benefit of Executive, the Company, and their respective successors and permitted assigns; provided, however, that Executive may not assign this Agreement or any part hereof.

17.      Survival.

                  The provisions in this Agreement shall survive the termination of Executive's employment with the Company.

                                      A-8

18.      Compliance.

                  In order to monitor compliance with the terms of this
                  Agreement, Executive agrees to give written notice, including a pertinent description, to the Company of each position of employment, ownership of more than one percent (1%) of the stock of any corporation, participation with another entity or organization (except for religious institutions or charitable organizations not related to the Business) which Executive obtains during the Restricted Period.

19.      No Strict Construction.

                  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

                                      A-9

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement, as of the date written below.

                                           EXECUTIVE:

DATE:    June ___, 2004
                                           ----------------------------------
                                           DUANE R. GREENLY

                                           CHATT HOLDINGS LLC

                                           BY:
                                           ITS:

                                      A-10

                                    EXHIBIT B

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         AMES TRUE TEMPER, INC. ("COMPANY"), and Duane R. Greenly ("Executive"),
agree that this Separation Agreement and General Release ("AGREEMENT") sets forth their complete agreement and understanding regarding the termination of
Executive's employment with Company.

         1.  Separation Date. Executive's employment with Company will terminate effective _______________ (the "SEPARATION DATE"). Executive agrees to return all Company property to Company no later than the Separation Date. Except as specifically provided below, Executive shall not be entitled to receive any benefits of employment following the Separation Date.

         2.  Consideration of Company. In consideration for the releases and covenants by Executive in this Agreement, Company will provide Executive with the following: INSERT CONSIDERATION AS SET FORTH IN EMPLOYMENT AGREEMENT

         3. Executive Release of Rights. Executive (defined for the purpose of this Paragraph 3 as Executive and Executive's agents, representatives, attorneys, assigns, heirs, executors, and administrators) irrevocably, fully, and unconditionally releases the Released Parties (defined as the Company, ATT
Holding Co., CHATT Holdings, Inc., CHATT Holdings LLC, Castle Harlan Partners
IV, L.P., and each of their affiliated companies, parents, subsidiaries, predecessors, successors, assigns, divisions, related entities and any of their past or present employees, officers, agents, insurers, attorneys, administrators, officials, directors, shareholders, employee benefit plans, and the sponsors, fiduciaries, or administrators of the Company's employee benefit plans) from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys' fees, and remedies of any type, arising or that may have arisen out of or in connection with Executive's employment with or termination of employment from the Company, from the beginning of time to the date hereof, including but not limited to claims, actions or liability under:
(1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000 et seq., the
Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination
in Employment Act, the Americans with Disabilities Act of 1990, 42 U.S.C.
ss.12101 et seq., the Fair Labor Standards Act, 29 U.S.C. ss.201 et seq., the
Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 et seq., the Workers'
Adjustment and Retraining Notification Act, the Employee Retirement Income
Security Act of 1974, 29 U.S.C. ss.1001 et seq., Pennsylvania Human Relations
Act Pa., Stat. Ann. tit.43, ss.ss.951 et seq., all as amended; (2) any other federal, state or local statute, ordinance, or regulation regarding employment, termination of employment, or discrimination in employment, and (3) the common law relating to employment contracts, wrongful discharge. defamation, or any other matter.

         4.  Waiver of Reinstatement. Executive waives any reinstatement or future employment with Company and agrees never to apply for employment or otherwise seek to be hired, rehired, employed, re-employed, or reinstated by
Company or any of its affiliated companies or corporations.

         5.  No Disparagement or Encouragement of Claims. Executive agrees not to make any oral or written statement that disparages or places any Released
Party in a false or negative

                                       B-1

light. Executive further agrees not to encourage or assist any person who files a lawsuit, charge, claim or complaint against the Released Parties unless
Executive is required to render such assistance pursuant to a lawful subpoena or other legal obligation. The Board of Directors (and each of its individual members) and the Chief Executive Officer of the Company agree not to make
(outside the Company; or within the Company, except as may be reasonably necessary to conduct the business of the Company) any oral or written statement that disparages or places Executive in a false or negative light; and these individuals further agree not to encourage or assist any person who files a lawsuit, charge, claim or complaint against Executive unless such individuals are required to render such assistance pursuant to a lawful subpoena or other legal obligation.

         6.  Cooperation of Executive. Executive agrees to cooperate with
Company in any reasonable manner as Company may request, including but not limited to furnishing information to and otherwise consulting with the Company;
and assisting Company in any litigation or potential litigation or other legal matters, including but not limited to meeting with and fully answering the questions of Company or its representatives or agents, and testifying and preparing to testify at any deposition or trial. Company agrees to compensate
Executive for any reasonable out of pocket expenses incurred as a result of such cooperation.

         7.  Non-admission/Inadmissibility. This Agreement does not constitute an admission by Company that any action it took with respect to Executive was wrongful, unlawful or in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damages or injury on
Executive, and Company specifically denies any such wrongdoing or violation.
This Agreement is entered into solely to resolve fully all matters related to or arising out of Executive's employment with and termination from Company, and its execution, and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement.

         8.  Severability. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions.

         9.  Governing Law. This Agreement shall be governed by and construed in accordance with laws and judicial decisions of the State of Pennsylvania, without regard to its principles of conflicts of laws.

         10.  Scope of Agreement. Executive understands that he remains bound to those provisions in the Executive's Employment Agreement, signed on June 28,
2004, which survive the termination of the Executive's employment, including but not limited to, those provisions in Paragraphs 9-11, 14, 19 and 20 of such
Employment Agreement. Except as specifically set forth in such provisions, this
Agreement contains the entire agreement and understanding between Executive and
Company concerning the matters described herein, and supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties. The terms of this Agreement cannot be changed except in a subsequent document signed by both parties.

         11.  Revocation Period. Executive has the right to revoke this
Agreement for up to seven days after he signs it. In order to revoke this
Agreement, Executive must sign and send a written notice of the decision to do so, addressed to [NAME] at [INSERT TITLE, AND ADDRESS], and that written notice must be received by Company no later than the eighth day after Executive signed this Agreement. If Executive revokes this Agreement, Executive will not be entitled to

                                       B-2

any of the consideration from Company described in paragraph 2 above.

         12.   Voluntary Execution of Agreement.  Executive acknowledges that:

               a.   Executive has carefully read this Agreement and fully
                    understands its meaning;

               b.   Executive had the opportunity to take up to 21 days after
                    receiving this Agreement to decide whether to sign it;

               c.   Executive understands that the Company is hereby advising
                    him, in writing, to consult with an attorney before signing it;

               d.   Executive is signing this Agreement, knowingly, voluntarily, and without any coercion or duress; and

               e.   everything Executive is receiving for signing this Agreement is described in the Agreement itself, and no other promises or representations have been made to cause Executive to sign
                    it.

         13. Nondisclosure. Executive shall not disclose the contents or substance of this Agreement to any third parties, other than the Executive's attorneys, accountants, or as required by law and shall instruct each of the foregoing not to disclose the same.

                                     COMPANY

     _______________________________    By:  ______________________________
     Executive Signature

                                        Title:  ___________________________

     Dated:  ________________________   Dated:  ___________________________

                                       B-3